CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Columbia Income Fund (formerly, Liberty Income Fund) and Columbia Intermediate Bond Fund (formerly, Liberty Intermediate Bond Fund) (two of the portfolios constituting Columbia Funds Trust VIII (formerly, Liberty-Stein Roe Funds Income Trust)) in the Columbia Income Fund Class A, B, and C Shares Prospectus, Columbia Income Fund Class Z Shares Prospectus, Columbia Intermediate Bond Fund Class A, B, and C Shares Prospectus, and
Columbia Intermediate Bond Fund Class Z Shares Prospectus and in the Introduction and under the caption "Independent Auditors of the Funds" in the Columbia Funds Trust VIII Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 33-02633) of our reports dated August 19, 2003 on the financial statements and financial highlights of Columbia Income Fund and Columbia Intermediate Bond Fund included in their respective Annual Reports dated June 30, 2003.





Boston, Massachusetts
October 27, 2003